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                                                                    EXHIBIT 23.1



                        CONSENT OF DELOITTE & TOUCHE LLP




         We consent to the incorporation by reference in this Registration Statement of Suiza Foods Corporation on Form S-8 of our report dated March 27, 1998, appearing in the Annual Report on Form 10-K of Suiza Foods Corporation for the year ended December 31, 1997.


DELOITTE & TOUCHE, LLP

Dallas, Texas
June 3, 1998